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                                                                    EXHIBIT 10.7
                      EMPLOYMENT AGREEMENT OF BRIAN GUSTAS


                              ZENEX COMMUNICATIONS
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 28th DAY OF NOVEMBER, 2000 between ZENEX LONG DISTANCE INC., an Oklahoma corporation with its principal place of business in Oklahoma City, Oklahoma, and BRIAN D. GUSTAS (the "Employee"); whose Social Security Number is ###-##-####.

         WHEREAS, the parties hereto wish to enter into an employment agreement to employ the Employee as the PRESIDENT & CEO of ZENEX LONG DISTANCE, INC. DBA ZENEX COMMUNICATIONS (the "Company"), and to set forth certain additional agreements between the Employee and the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

1. TERM

     The Company will employ the Employee, and the Employee will serve the Company, under the terms of this Agreement for an initial term of three (3) years (the "Initial Term"), commencing on the official closing date of the merger of Lone Wolf Energy, Inc. and Prestige Investments, Inc (the "Effective Date").

2.  EMPLOYMENT

     (a) POSITIONS AND REPORTING. The Company hereby employs the Employee for the Employment Period as its President & CEO on the terms and conditions set forth in this Agreement. During the Employment Period, the Employee shall report directly to the President of the parent company, Lone Wolf Energy, Inc.

     (b) AUTHORITY AND DUTIES. The Employee shall exercise such authority, perform such Employee duties and functions and discharge such responsibilities as are reasonably associated with the Employee's positions, commensurate with the authority vested in the Employee pursuant to this Agreement and consistent with the bylaws of the Company. During the Employment Period, the Employee shall devote full business time, skill and efforts to the business of the Company.

3.  COMPENSATION AND BENEFITS

     (a) SALARY. During the Employment Period, the Company shall pay to the Employee, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate of $120,000 per annum, payable in not less frequently than BI-monthly in accordance with the normal payroll practices of the Company (the "Base Salary").

     (B) PROFIT BONUS. Employee will receive a bonus of 10% of the net profits from operations ("Profits"). The description of the plan can be found in Exhibit 3.15 of the Agreement and Plan of Reorganization between Lone Wolf Energy, Inc. and Prestige Investments, Inc. For the entirety of the initial term, the total cash compensation from the profit bonus will be caped at $130,000 per annum. Once this cap is reached in any given payroll year started or ended within the initial term, all additional Profit bonus continue to be calculated as specified in the
         Exhibit 3.15 of the above referenced agreement but will be converted to additional Stock Options. The formula for which is outlined below in section 3.(c)(ii).

     (c) STOCK OPTIONS. (i) Employee will be awarded the option to purchase 250,000 shares of stock at a purchase price of eleven cents ($0.11) per share at the effective date and up to 750,000 additional shares over a 3 year period from the effective date. The 750,000 additional shares will be set at the same price of eleven cents ($0.11) per share and will be allotted in groups of 250,000 each year on the anniversary of the effective date. (ii) Each Bonus dollar earned above the $130,000 as described in 3.(b) Profit Bonus, will be converted and granted to employee in the form of options of 4 shares of stock at a purchase price of eleven cents ($0.11) per share or the cash equivalent of the bonus as determined to be in the companies best interest. Any options granted, shall be available for up to five (5) years.

     (d) OTHER BENEFITS. During the Employment Period, the Employee shall receive such other life insurance, pension, disability insurance, health insurance, holiday, vacation and sick pay benefits and other benefits which the Company extends, as a matter of policy, to its employees and, except as otherwise provided herein, shall be



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         entitled to participate in all deferred compensation and other incentive plans of the Company on the same basis as other like employees of the Company.

     (e) BUSINESS EXPENSES. During the Employment Period, the Company shall promptly reimburse the Employee for all documented reasonable business expenses incurred by the Employee in the performance of his duties under this Agreement, in accordance with the Company's policies and standards of similar or comparable companies.

4.   TERMINATION OF EMPLOYMENT

     (a) TERMINATION FOR CAUSE. The Company may terminate the Employee's employment hereunder for cause. For purposes of this Agreement and subject to the Employee's opportunity to cure as provided in Section 4(c) hereof, the Company shall have "cause" to terminate the Employee's employment hereunder if Employee shall commit any of the following:

         (i) any act or omission which shall represent a breach in any material respect of any of the terms of this Agreement;

         (ii) bad faith in the performance of Employee's duties, consisting of willful acts or omissions, to the detriment of the Company;

         (iii)    use of illegal drugs or alcoholism; or

         (iv) any conviction or pleading of guilty to a crime that constitutes a felony under the laws of the United States or any political subdivision thereof.

     (b) TERMINATION FOR GOOD REASON. The Employee shall have the right at any time to terminate his employment with the Company for good reason. For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 4(c) hereof, the Employee shall have "good reason" to terminate his employment hereunder if such termination shall be the result of:

         (i) a diminution during the Employment Period in the Employee's title, duties, reporting relationship or responsibilities as set forth in Section 2 hereof;

         (ii) a breach by the Company of the compensation and benefits provisions set forth in Section 3 hereof;

         (iii) a material breach by the Company of any material terms of this Agreement.

     (c) NOTICE AND OPPORTUNITY TO CURE. Notwithstanding the foregoing, it shall be a condition precedent to the Company's right to terminate the Employee's employment for "cause" and the Employee's right to terminate his employment for "good reason" that (1) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination ("breach") and
         (2) if such breach is susceptible of cure or remedy, a period of 30 days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such 30-day period, unless such breach cannot be cured or remedied within 30 days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed 30 days) provided the breaching party has made and continues to make a diligent effort to effect such remedy or cure.

     (d) TERMINATION UPON DEATH OR PERMANENT AND TOTAL DISABILITY. The Employment Period shall be terminated by the death of the Employee. The Employment Period may be terminated by the Company if the Employee shall be rendered incapable of performing his duties to the Company by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a period of six or more consecutive months from the first date of the disability ("Disability"). If the Employment Period is terminated by reason of Disability of the Employee, the Company shall give 30-days' advance written notice to that effect to the Employee.

5. CONSEQUENCES OF TERMINATION

     (a) SALARY. If the employer terminates this agreement for cause as stated in section 4(a), no further benefits will be granted employee. If Employee terminates this agreement with out good reason, good reason is defined in section 4(b), no further benefits will be granted employee. If the employer terminates this agreement without cause, cause is defined in section 4(a), the



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         salary will continue to be paid as prescribed in this agreement unless the company exercises its buy out option described in section 5(c).

     (b) OTHER BENEFITS. If this agreement is terminated for any reason by either party, all other benefits cease. Employee will not be eligible for stock option rights which accrue at a date subsequent to the termination of this agreement. All stock options earned prior to the termination of this agreement will remain the property of the employee.

     (c) AGREEMENT BUY OUT. The Company may exercise a right to terminate this agreement at anytime with or without cause for a lump sum payment of $100,000.

6. DAMAGES

         For breach or non-fulfillment of this agreement, neither party shall be liable or responsible to the other party for any consequential or in consequential damages not specifically referenced within this agreement.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF NOVEMBER 28, 2000.

                             ZENEX LONG DISTANCE, INC.  DBA ZENEX COMMUNICATIONS


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                                                                 BY: MARC NEWMAN
                                                          ON BEHALF OF THE BOARD


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                                                                    BRIAN GUSTAS


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                                                                BY: BRIAN GUSTAS



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